Exhibit 99.1

Duo World Announces Stock Dividend

Henderson, NV, May 31, 2018 (GLOBE NEWSWIRE) -- Duo World Inc. (DUUO), announced today that its Board of Directors has declared a Stock Dividend of one share for every four shares of the Company’s Common Stock held by its shareholders of record as of May 29, 2018.

About Duo World Inc.

Duo World Inc., having its headquarters in Nevada, United States, and its software development center in Colombo, Sri Lanka, has been catering to the companies in the space of Customer Life Cycle Management, Customer Care, Billing, Business Intelligence and Contact Center Management solutions across the globe. Driven by innovation Duo World Inc. has favored the enterprises in many ways, including efficiency, cost reduction, revenue optimization and continuous value addition to their product or service offerings.

Learn more about Duo World at www.duoworld.com

Safe Harbor Statement:

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance or guarantee that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: adverse economic conditions, competition, adverse federal, state and local government regulation, international governmental regulation, inadequate capital, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other specific risks. To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Readers are advised to review our filings with the Securities and Exchange Commission that can be accessed over the Internet at the SEC’s website located at http://www.sec.gov.

Contact:

Duo World Inc.

170 S Green Valley Parkway

Suite 300

Henderson, Nevada 89012

Tel: 870-505-6540

Email: info@duoworld.com

Website: www.duoworld.com

Source: Duo World Inc.